EXCLUSIVE LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT (the “Agreement”) is made this 6th day of February 2007, by and between Lumonall Canada Inc., a Canadian corporation (the “Licensor”), with its principal place of business at _________________________________, and Midland International Corporation (the “Licensee”) with its principal place of business at 12650 Jane Street, King City, Ontario, Canada L7B 1A3, who hereby agree as follows:

RECITALS:

A. Licensor is the assignee of certain intellectual property rights (“Intellectual Property Rights”) for the pigments and production of the foil used in the manufacturing of photo luminous material (“PLM”) (the “Licensed Materials”), including the exclusive rights to use the Intellectual Property Rights in the United States, to manufacture goods utilizing the Licensed Materials in North America, as well as to distribute all goods derived from the Licensed Materials in Canada to all non-governmental entities (the “Licensed Territory”).

B. Licensee wishes to acquire from Licensor a perpetual exclusive license to Licensor’s Intellectual Property Rights to the Licensed Materials in the Licensed Territory and Licensor wishes to assign the same to Licensee pursuant to the terms and conditions contained herein.

NOW, THEREFORE, in exchange for good and valuable consideration, the sufficiency of which is acknowledged, the parties agree as follows:

ARTICLE I
Exclusive License Grant

1.1 License Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts an irrevocable, perpetual license to the Licensed Materials for use in the Licensed Territory (the “License”), to use the Licensed Materials in the United States to manufacture goods utilizing the Licensed Materials in North America, as well as to distribute all goods derived from the Licensed Materials in Canada to all non-governmental entities in the Licensed Territory, including but not limited to sublicensing, development, manufacturing, distribution, marketing, customizing, modifying, and adding to the Licensed Materials, creation of documentation for the Licensed Materials, and any and all additional commercialization of the Licensed Materials (the “Permitted Purposes”).

As used in this Agreement, the term “Intellectual Property Rights” shall mean any and all rights to use the Licensed Materials existing from time to time in any jurisdiction under patent law, copyright law, moral rights law, trade secret law, trademark law, unfair competition law or other similar rights unless mutually agreed upon.

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1.2 No Other Rights Granted. Apart from the rights afforded Licensee under this Agreement (the “License Rights”) enumerated in this Agreement, the License does not include a grant to Licensee of any right to engage in any other activity, nor grant any ownership right, title or interest, or any security interest or other interest in any Intellectual Property Rights relating to the Licensed Materials.

1.3 Licensed Materials as Confidential Information. The Licensed Materials shall be deemed Confidential Information and use in disclosure is subject to the provisions of Article IX.

1.4 Authorized Licensee Delegates. Licensee may delegate the exercise of License Rights under this Agreement to one or more persons (the “Authorized Licensee Delegates”) in the Licensed Territory without prior written notice to Licensor.

1.4.1	The Licensed Rights exercisable by any Authorized Licensee Delegate shall be solely for the benefit of Licensee and shall be in strict accordance with the applicable provisions of this Agreement.

1.4.2
Prior to any exercise of License Rights, each Authorized Licensee Delegate that is not a wholly owned subsidiary of Licensee or of which Licensee is not a wholly owned subsidiary shall agree in writing and be bound by this Agreement to the same extent that the Authorized Licensee Delegate would be bound if it were an employee of Licensee.

1.4.3	Licensee shall be responsible to Licensor for performance of all the obligations under this Agreement assumed by any Authorized Licensee Delegate.

1.5 Modifications of and Additions to Licensed Materials. The parties acknowledge that Licensee may amend, modify, supplement, and add to the Licensed Materials (such new materials are referred to as the “Licensee Additions”). All Licensee Additions shall be and remain the sole property of the Licensee. Licensee grants to Licensor a non-exclusive license (the “Additional License”) to use the Licensee Additions, provided, however, that Licensor may not use the Licensee Additions for any of the Permitted Purposes granted to Licensee herein, or otherwise compete with Licensee.

ARTICLE II
Term and Termination of License

2.1 Term of License. The License shall be in effect for a perpetual license term, unless sooner terminated in accordance with this Article II.

2.2 Mutual Termination of License. The parties may terminate the License or any License Rights by mutual consent upon such terms as they may agree in writing.

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2.3 Termination for Breach. This Agreement may be terminated upon the material breach of its terms and representations. For purposes of this Agreement, the term “material breach” shall mean any violation by a party of a covenant or warranty or a misrepresentation made under this Agreement which is shown to affect adversely (a) the rights and benefits of the other party under this Agreement; or (b) the ability of the other party to perform its obligations under this Agreement to such a degree that a reasonable person in the management of his or her own affairs would be more likely than not to decline to enter into this Agreement in view of the breach. In the event of any such breach:

2.3.1	The party not in breach (the “Non-Breaching Party”) shall give the party in breach (the “Breaching Party”) notice describing the breach.

2.3.2
The Breaching Party shall have thirty (30) days from such notice to cure such breach or, if such breach cannot reasonably be cured within such 30-day period, to commence actions reasonably adequate to alleviate any damage to the Non-Breaching Party resulting from the breach and to prevent a similar future breach.

2.4 Other Terminations. The License shall terminate automatically to the extent permitted by applicable law in pertinent jurisdictions in any of the following events:

2.4.1	If Licensee becomes insolvent or admits a general inability to pay its debts as they become due, then the License shall immediately terminate without notice.

2.4.2
If Licensor becomes insolvent or admits a general inability to pay its debts as they become due, then the Licensed Materials shall immediately become the property of Licensee with full rights to perfect any and all rights to the Licensed Materials under the laws of the United States and any other jurisdiction in the Licensed Territory.

2.4.3	Either party may terminate the License immediately upon the discovery of any material false statement or misrepresentation contained in this Agreement.

ARTICLE III
Consideration for License

3.1 Consideration for License Fee. In consideration for the granting of the exclusive License herein, Licensee hereby grants to Licensor the following:

3.1.1	A sign royalty of $2.00 (CN) per sign manufactured and sold by Licensee utilizing the Licensed Materials, not to exceed an aggregate of $1,000,000 (CN); and

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3.1.2
A non-sign royalty equal to 1% of all net sales of all non-sign photo luminous products manufactured and sold by Licensee utilizing the Licensed Materials. For purposes herein, the term “net sales” id hereby defined as gross revenues, minus returns and early paid discounts, but shall not include cost of sales or Licensee’s operating expenses or general and administrative expense; and

3.1.3
An additional royalty not to exceed $500,000 (CN) from future profits derived by Licensee, payable as 15% of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and payable quarterly in arrears. As part of Licensee’s obligation herein, Licensee agrees to issue to Licensor a $100,000 (CN) promissory note in the form attached hereto as Exhibit “A”, which note shall be unsecured, non-interest bearing and repayable in four installment payments of $25,000 per payment, due on or before May 31, 2007, August 31, 2007, November 30, 2007 and February 28, 2008.

ARTICLE IV
Representations

4.1 Representations of Licensor. Licensor hereby represents and warrants to Licensee as follows:

4.1.1
Licensor has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and (ii) carry out Licensor's obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Licensor of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Licensor (including the approval by its Board of Directors), and no other corporate proceedings on the part of Licensor are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Licensor and constitutes the legal and binding obligation of Licensor, enforceable against Licensor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

4.1.2	To the best of Licensor's information, knowledge and belief, the execution and delivery of this Agreement will not:

(a) violate any of the terms and provisions of the Articles of Incorporation or bylaws of the Licensor, or any order, decree, statute, bylaw, regulation, covenant, or restriction applicable to the Licensor or the Licensed Materials;

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(b) result in any fees, duties, taxes, assessments or other amounts relating to any of the Licensed Materials becoming due or payable.

4.1.3
The Licensor owns and possesses and has a good and marketable title to the Licensed Materials, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, whether secured or unsecured and whether arising by reason of statute or otherwise howsoever.

4.1.4
There is no litigation or administrative or governmental proceeding or inquiry pending, or to the knowledge of the Licensor, threatened against or relating to the Licensor, the Licensor's Business, or any of the Licensed Materials, nor does the Licensor know of or have reasonable grounds for believing that there is any basis for any such action, proceeding or inquiry.

4.1.5
None of the representations, warranties or covenants of the Licensor herein contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading and all of the representations and warranties of the Licensor shall be true as at and as if made at the time of closing.

4.2 Representations of Licensee. Licensee hereby represents and warrants to Licensee as follows:

4.2.1
Licensee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Licensee to be conducted. Licensee is in possession of all approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Licensee to be conducted, except where the failure to have such approvals could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Licensee.

4.2.2
Licensee has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and (ii) carry out Licensee's obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Licensee of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Licensee (including the approval by its Board of Directors), and no other corporate proceedings on the part of Licensee are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Licensee and constitutes the legal and binding obligation of Licensee, enforceable against Licensee in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

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ARTICLE V
Sublicensing and Service Agreements by Licensee

5.1 License and Service Agreements. Licensee shall enter into only such forms of license and service agreements which adequately protect the Intellectual Property Rights connected with the Licensed Materials and which provide the same equivalent protection for such rights as is provided for Licensee’s similar Intellectual Property Rights in its own proprietary information.

5.2 Terms of Sublicense and Service Agreements. Any form of sublicense or service agreement used by Licensee for transactions that involve the Licensed Materials:

5.2.1
With United States government departments or agencies shall include a restricted-rights clause conforming to the Federal Acquisition Regulations then in effect that protects the intellectual rights and ownership of the Licensed Materials.

5.2.2	Shall include an exclusion of incidental, consequential, special, punitive, or exemplary damage remedies against Licensee and Licensor.

5.2.3	Shall contain appropriate confidentiality agreements in a similar form as Licensee uses to protect its own proprietary information.

ARTICLE VI
Warranties of Licensor

Licensor warrants and represents to Licensee that:

6.1 Infringement. To the best of its knowledge, Licensor’s grant of the License and the use of the Licensed Materials by Licensee pursuant to this Agreement will not infringe any valid and subsisting Intellectual Property Right of any person other than Licensee or an affiliate of Licensee. No other person is using or has access to the Licensed Materials for the Permitted Purposes.

6.2 Accuracy of Information. To the best of Licensor’s knowledge, all information contained in the Licensed Materials is accurate and not misleading. Licensor further warrants that, upon learning of any inaccuracy in or in completeness of any Licensed Material, Licensor promptly will notify Licensee of such matter and take all actions necessary to make the Licensed Materials complete and accurate or pay the actual, reasonable costs incurred by Licensee in correcting any such Licensed Materials.

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6.3 Disclaimer of All Other Warranties and Representations. The express warranties and representation set forth in this Article VI are in lieu of, and LICENSOR DISCLAIMS, ANY AND ALL OTHER WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO THE IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER OR NOT LICENSOR KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. IN ADDITION, LICENSOR EXPRESSLY DISCLAIMS ANY WARRANTY OR REPRESENTATION TO ANY PERSON OTHER THAN LICENSEE WITH RESPECT TO THE LICENSED SOFTWARE OF ANY PART THEREOF.

ARTICLE VII
Licensor’s Infringement-Defense Obligation

7.1 Covenant to Defend. As a covenant separate from its non-infringement representation, Licensor, at its own expense, shall defend claims against Licensee by third parties that any use of the Licensed Materials, consistent with this Agreement, constitutes an infringement of an Intellectual Property Right under any applicable law.

7.2 Conditions for Licensor Defense. To be entitled to a defense by Licensor against any such third-party infringement claim:

7.2.1
Licensee shall advise Licensor of the existence of the claim by the most expeditious reasonable means immediately upon learning of the assertion of the claim against Licensee (whether or not litigation or any other proceeding has been filed or served); and

7.2.2
Licensee shall permit Licensor to have the sole right to control the defense and/or settlement of all such claims, so long as no such settlement adversely affects Licensee’s ability to exercise the License Rights.

7.3 Actions Upon Injunctive Relief. In the event a preliminary injunction or other injunctive relief is entered that materially enjoins Licensee from exercising the License, Licensee may suspend payment of all monies owing to Licensor until such time, if any, as the preliminary injunction is vacated or stayed. For so long as such injunction is in effect, the consideration described in Section 3.1 above shall be abated.

7.4 Actions Upon Successful Assertion of Infringement Claim. If a third-party infringement claim is sustained in a final judgment from which no further appeal is taken or possible, and Licensor is not able to procure, at its sole cost, for Licensee the right to continue to use the Licensed Materials pursuant to this Agreement, this Agreement shall terminate.

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ARTICLE VIII
Indemnity and Defense Obligations

8.1 Mutual Indemnity. Each party (the “Defending Party”) shall defend, hold harmless the other party (the “Protected Party”) against any and all claims, losses, liabilities, costs and damages (collectively, the “Claims”) arising from or relating to any material inaccuracy in any representation, and any material breach of any warranty or covenant under this Agreement.

8.2 Defense Procedure. Each Protected Party seeking to be defended against a claim under this Agreement shall notify the Defending Party within sixty (60) days of the assertion of any Claim(s) or discovery of any fact upon which the Protected Party intends to base a claim for defense and /or indemnification under this Agreement. The Protected Party’s failure to so notify a Defending Party shall relieve the Defending Party from any liability under this Agreement to the Protected Party with respect to defense or indemnity with respect to such Claim(s).

8.3 Participation in and Control of Defense. If a Defending Party defends a Protected Party in a lawsuit, arbitration, negotiation, or other proceeding (“dispute”) concerning a Claim pursuant to this Agreement, the Protected Party shall have the right to engage separate counsel, at the Protected Party’s expense, to monitor and advise the Protected Party about the status and progress of the defense.

8.3.1
With respect to any issue involved in such dispute as to which the Defending Party has acknowledged the obligation to indemnify the Protected Party, the Defending Party shall have the sole right to control the defense of (and/or settle or otherwise dispose of) the dispute on such terms as the Defending Party in its judgment deems appropriate

8.3.2
To be entitled to sole control of the defense, upon request by the Protected Party, the Defending Party shall demonstrate to the reasonable satisfaction of the Protected Party the Defending Party’s financial ability to carry out its defense obligations (and its indemnity obligations if any).

8.4 Offset of Indemnity Amounts. In any event requiring indemnity of one party by another hereunder, the indemnitee may offset, against any payments subsequently due to the indemnitor from the indemnitee, any amount remaining unpaid under this indemnitee unless otherwise provided in this Agreement.

8.5 No Defense or Indemnity for Own Negligence or Misconduct. Except as may be expressly provided otherwise in this Agreement, no party shall be required to defend or indemnify any other party with respect to Claims finally adjudged to have been caused by the putative indemnitor’s own negligence, gross negligence, or willful misconduct (i.e., misconduct in bad faith). Reasonable expenses incurred by a Protected Party who is or is threatened to be made a named defendant or respondent in a dispute may be paid or reimbursed by the Defending Party, in advance of the final disposition of the proceeding, after the Defending Party receives a written undertaking by or on behalf of the Protected Party to repay the amount paid or reimbursed, if and to the extent it is ultimately determined that the Protected Party was negligent or grossly negligent or had engaged in willful misconduct.

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ARTICLE IX
Confidential Information

9.1 Definition. As used herein, the term “Confidential Information” means the Licensed Materials and any other information that is proprietary to a party or has been acquired or is being used by such party pursuant to a confidentiality agreement with a third party and which is not generally known in the relevant industry or industry segment and affords possessors of the information a commercial or business advantage over others who do not have such information.

9.2 Illustrative Types of Confidential Information. The term “Confidential Information” may include, but is not limited to, customer information, accounting data, statistical data, research projects, development and marketing plans, customer lists, and insurance payor data.

9.3 Exclusions from Confidential Information Status. The term “Confidential Information” does not include any information that, through no fault of the receiving party, is or becomes:

9.3.1	Substantially described in an English language printed publication;

9.3.2	Developed by or on behalf of the receiving party; or

9.3.3	Disclosed to the receiving party by a third party not having an obligation of confidence to the owner of such Information.

9.4 Security Conditions. Confidential Information shall be maintained under secure conditions by a receiving party using at least the same security procedures used by such receiving party for the protection of its own Confidential Information.

9.5 Non-Use Obligation. The receiving party shall not use any Confidential Information, except for the benefit of such Information, without the express prior written consent of an authorized officer of the owner of such Information during the term of this Agreement and for three years thereafter and shall not disclose any such information without such consent except as permitted by this Agreement or except:

9.5.1	To those of the receiving party’s employees and the performance of such receiving party’s obligations under this Agreement;

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9.5.2	To third parties who execute confidentiality agreement acknowledging the obligations of confidentiality under this Agreement;

9.5.3	To those Authorized Licensee Delegates who have executed an appropriate form of binding non-disclosure agreement or are otherwise obligated to preserve the receiving party’s confidences; or

9.5.4	Upon the order of a court or other tribunal of competent jurisdiction to disclose such Confidential Information, upon notice to the owner of such Information.

9.6 Third-Party Misappropriation. A receiving party of Confidential Information shall immediately report to the owner of such Information any attempt by any person of which the receiving party has knowledge to use or disclose Confidential Information without authorization from its owner.

9.7  Post-Termination Procedures. Upon any termination of the receiving party’s right to possess and/or use Confidential Information, the receiving party shall turn over to the owner of the Confidential Information (or, if agreed by such owner, destroy) any disks, tapes, documentation, notes, memorandum, documents, or any other tangible embodiments of any such Information.

ARTICLE X
Arbitration

10.1 All disputes arising out of or relating to the subject matter of this Agreement shall be arbitrated in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a single arbitrator chosen by each party and a single arbitrator agreed to by both parties. If no such agreement of the jointly chosen arbitrator is obtained, then an arbitrator will be appointed by the American Arbitration Association. Each party to such arbitration shall have the disclosure responsibilities mandated by Rule 26(a) of the Federal Rules of Civil Procedure. Discovery shall be governed by Rules 26 through 36 of the Federal Rules of Civil Procedure, except as to any limitations on scope or amount agreed to by the parties or imposed in his sole discretion by the arbitrator. Actions for injunctive relief or any violation of the confidentiality prohibitions of Article IX may be sought in a court of competent jurisdiction without initial reference to arbitration pursuant to this Article. The arbitrator shall have the power to include punitive damages or incidental or consequential damages in the arbitration award and the arbitrator shall have the power to award attorneys’ fees to the prevailing party. Judgment on the arbitration award in accordance with this Agreement may be entered in any state or federal court of competent jurisdiction.

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ARTICLE XI
General Provisions

11.1 Entire Agreement. Except as may be expressly provided otherwise herein, this Agreement constitutes the entire agreement between the parties concerning the subject matter thereof. No prior or contemporaneous representations, inducements, promises, or agreements, oral or otherwise, between the parties with reference thereto shall be of any force or effect. No modification or amendment to this Agreement shall be valid or binding unless reduced to writing and duly executed by the party or parties to be bound thereby.

11.2 Authority and Other General Warranties. Each party warrants to the other that:

11.2.1
The execution and/or performance of this Agreement does not and will not violate or interfere with any other agreement of it, which violation or interference would have a material adverse effect on it;

11.2.2	It will not enter into any agreement the execution and/or performance of which would violate or interfere with this Agreement and have a material adverse effect on the other party;

11.2.3	It is not presently the subject of, nor the proponent of, any claim that would have a material adverse effect on the other party.

11.3 Survival of Representations and Warranties. The representations and warranties made herein shall survive the execution of this Agreement and the termination of the License except as may be expressly indicated otherwise.

11.4 Independent Parties. The parties are independent contractors. Except as may be expressly and unambiguously provided in this Agreement, no partnership or joint venture is intended to be created by this Agreement, nor any principal-agent or employer-employee relationship.

11.4.1
Except to the extent expressly provided in this Agreement neither party has, and neither party shall, attempt to assert, the authority to make commitments for or to bind the other party to any obligation.

11.4.2	Although this Agreement contains covenants with respect to Confidential Information, the parties disclaim any other intent to create a confidential or fiduciary relationship between them.

11.5 Injunctive Relief. Each party acknowledges that any violation by that party of its covenants in this Agreement relating to Intellectual Property Rights would result in damage to the other party that is largely intangible but nonetheless real, and that is incapable of complete remedy by an award of damages. Accordingly, any such violation shall give the other party the right to a court-ordered injunction or other appropriate order to specifically enforce those covenants.

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11.6 Survival of Restrictive Covenants. The covenants herein concerning Intellectual Property Rights shall be construed as independent of any other provision hereof. The existence of any claim or cause of action by a party, whether predicated on this Agreement or otherwise, shall not constitute a defense to enforcement by the other party of such covenants.

11.7 Effect of Partial Invalidity. If any one or more of the provisions of this Agreement should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then:

11.7.1	The validity and enforceability of all provisions of this Agreement not ruled to be invalid or unenforceable shall be unaffected;

11.7.2
The provision(s) held wholly or partly invalid or unenforceable shall be deemed amended, and the court or other government body is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the parties’ intent as manifested herein; and

11.7.3
If the ruling, and/or the controlling principle of law or equity leading to the ruling, is subsequently overruled, modified, or amended by legislative, judicial, or administrative action, then the provision(s) in question as originally set forth in this Agreement shall be deemed valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

11.8 Assignment. No party may assign any right under this Agreement, and any purported assignment shall be null and void and a breach of this Agreement, except for the following or as otherwise provided herein:

11.8.1	Either party may assign this Agreement with the express prior written consent of the other party.

11.8.2
Any party may assign all of its rights indivisibly to an entity in which a party owns more than 50% of the voting interests or which owns more than 50% of the voting interests of a party, and which agrees in writing to comply with the party’s obligations under, and to be bound by, this Agreement.

11.8.3
Either party may assign all of its rights indivisibly (but not divisibly) in connection with a sale or other disposition of substantially all the assets of that party’s business relating to the Licensed Materials to a single acquiring entity. The acquiring entity must agree in writing to comply with the assigning party’s obligations under, and to be bound by, this Agreement.

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11.9 Notices. Any notices provided or required under the terms of this Agreement shall be effective immediately when provided by verified facsimile transmission or personal delivery one business day after being deposited with a nationally recognized overnight courier, or five days after being sent by first class mail, and addressed as follows:

If to LICENSOR:

Lumonall Canada Inc.
_________________________

_________________________

With a copy to:

If to LICENSEE:

Midland International Corp.
12650 Jane Street
King City, Ontario, Canada L7B 1A3

With a copy to:

Andrew I. Telsey, Esq.
Andrew I. Telsey, P.C.
12835 E. Arapahoe Road
Tower 1 Penthouse #803
Englewood, CO 80112

11.10 Remedies. Except as otherwise provided herein or in this Agreement, the remedies set forth herein or in this Agreement are not exclusive, and either party shall be entitled alternatively or cumulatively to damages for breach of this Agreement or to any other remedy available under applicable law.

11.11 Choice of Law. This Agreement shall be interpreted and enforced in accordance with the law of the Province of Ontario, Canada applicable to agreements made and performed entirely in the Province of Ontario, Canada by persons domiciled therein.

11.12 Attorney’s Fees. If litigation or other action is commenced between the parties concerning any dispute arising out of or relating to this Agreement, the prevailing party shall be entitled, in addition to any other award that may be made, to recover all court costs or other official costs and all reasonable expenses associated with the action, including without limitation reasonable attorney’s fees and expenses.

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11.13 No Waiver. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right of such party to require performance of that provision. Any waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself or a waiver of any right under this Agreement.

11.14 Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns permitted by this Agreement.

11.15 Article Headings. The article headings contained in this Agreement are for reference purposes only and shall not in any way control the meaning or interpretation of this Agreement.

11.16 Representation of Counsel; Mutual Negotiation. Each party has been and had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the parties, at arms length, with the advice and participation of counsel, and shall be interpreted in accordance with its terms without favor to any party.

11.17 Counterparts; Facsimile Execution. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall constitute an original, but all such counterparts shall together constitute one and the same instrument. Each person signing below represent that (s)he has read this Agreement in its entirety, understands its terms, and on behalf of the party indicated below by his or her name agrees that such party shall be bound by those terms. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the date first written above.

LICENSOR: LUMONALL CANADA INC. By: Title: Date:	LICENSEE: MIDLAND INTERNATIONAL CORPORATION By: Title: Date:

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